Exhibit 10.3

WAIVER AGREEMENT

This waiver agreement (this “Waiver”) is entered into as of September __, 2026 (the “Effective Date”), by and between Change Agents Corporation, a Delaware corporation (the “Company”), and [Dune Equity Holdings LLC][FirstFire Global Opportunities Fund, LLC], a Delaware limited liability company (the “Holder”). Reference is made to those certain promissory notes, dated as of June 2, 2026 (the “First Note”) and August 13, 2026 (the “Second Note”, and collectively with the First Note, the Notes”), each in the original principal amount of $250,000.00, issued by the Company to the Holder. Capitalized terms used but not defined herein have the meanings given in the Notes. The Company and the Holder agree as follows:

1. Limited Waiver; Warrants.

a.	Subject to the terms of this Waiver, the Holder hereby agrees to the following: [(i) the Amortization Payment (as defined in the First Note) originally due on September 1, 2026, shall instead be due on the Maturity Date (as defined in the First Note),] (ii) a one-time waiver of its rights under Section 1.3 of the Notes solely as it applies to (a) the promissory note in the original principal amount of $229,091.00 (for which the Company received gross proceeds of $204,545.00), which was issued by the Company to C/M Capital Master Fund, LP on or around September 8, 2026 (the “CM Note”) and (b) the promissory note in the original principal amount of $50,909.00 (for which the Company received gross proceeds of $45,455.00), which was issued by the Company to WVP Emerging Manager Onshore Fund, LLC on or around September 8, 2026 (the “WVP Note”, and collectively with the CM Note, the “CM Notes”), and (iii) a one-time waiver of the repayment from proceeds under Section 1.4 of the Notes solely with respect to the proceeds received by the Company pursuant to the CM Notes.

b.	In consideration for the Holder’s execution of this Waiver, the Company shall issue to the Holder a pre-funded warrant (the “Pre-Funded Warrant”) to purchase, [50,000][34,000] shares (the “Pre-Funded Warrant Shares”) of Common Stock (as defined below), at an exercise price of $0.0001 per share, in the form attached hereto as Exhibit A. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Company shall not issue a number of Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions, unless the Company has obtained the Stockholder Approval (as defined below). “Common Stock” shall mean the Company’s common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

c.	“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of Common Stock under the Warrants (the “Exercise Shares”) that, when taken together with any other securities that are required to be aggregated with the issuance of the Exercise Shares for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the issued and outstanding Common Stock as of the date of definitive agreement with respect to the first of such aggregated transactions. The Company shall use reasonable best efforts to obtain the Stockholder Approval at the first meeting of its shareholders after the Effective Date.

2. Full Force and Effect. Except as expressly set forth herein, the Notes remains in full force and effect and are hereby ratified and confirmed.

3. Governing Law and Venue; Counterparts. Section 3.6 of the First Note shall apply to this Waiver. This Waiver may be executed in counterparts (including by electronic transmission), each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first written above.

CHANGE AGENTS CORPORATION

By:
Name:	Sam Knipper
Title:	Chief Financial Officer

[DUNE EQUITY HOLDINGS LLC][FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC]

By:	FirstFire Capital Management LLC, its manager

By:
Name:	Eli Fireman

Exhibit A

(see attached)